Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON REPORTS 2007 FIRST-QUARTER RESULTS

Strong Sales Driven by 138 Percent Growth in Medical

and Robust Hearing-health Performance

ST. PAUL, Minn. — April 25, 2007 — IntriCon Corporation (AMEX: IIN), a designer, developer, manufacturer and distributor of miniature and micro-miniature medical and electronics products, today announced financial results for its 2007 first quarter ended March 31, 2007.

For the first quarter, the company reported sales of $14.6 million, a 23 percent increase from sales of $11.8 million for the 2006 first quarter. IntriCon delivered first-quarter net income of $28,000, or $0.01 per diluted share, which included stock option expense of $73,000, or $0.01 per diluted share. This is a significant improvement from a net loss of $141,000, or $0.03 per diluted share, for the 2006 first quarter, which included stock option expense of $44,000, or $0.01 per diluted share.

“Substantial gains in our medical and hearing-health businesses helped deliver strong quarterly sales,” said Mark S. Gorder, president and chief executive officer of IntriCon. “High demand from leading OEMs combined with the ramp-up of new projects drove the increase. We are very pleased with the great start to 2007.”

Business Update

For the first quarter, IntriCon’s 23 percent sales increase was driven primarily by year-over-year gains in medical and hearing-health of approximately 138 percent and 13 percent, respectively. Professional audio declined by 5 percent due to project timing; new professional audio projects are expected to gain traction in the current quarter. Electronics decreased 8 percent from the first quarter of 2006, due primary to lower demand from one customer.

Said Gorder, “Excluding electronics, revenue from the company’s core businesses of medical, hearing-health and professional audio were up a combined 32 percent from the fiscal 2006 first quarter. Going forward, we plan to further develop our existing relationships with major medical OEMs, as well as forge new relationships, to continue to grow this rapidly expanding market opportunity.”

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IntriCon Corporation 2007 First-Quarter Results

April 25, 2007

Recently, IntriCon entered into an agreement to acquire substantially all of the assets (other than real estate) of privately held Tibbetts Industries, Inc., a designer and manufacturer of components used in hearing aids and medical devices. Tibbetts, based in Camden, Maine, makes magnetic telecoils and miniature electro-acoustic transducers, including receivers and microphones. Tibbetts also offers products that support technical surveillance by security agencies. The acquisition is expected to be completed in May 2007, subject to Tibbetts’ shareholder approval and other customary closing conditions.

Said Gorder, “Our acquisition of Tibbetts gives IntriCon access to key components that go into ear-worn communication devices used in hearing health, medical and professional audio products such as hearing aids, and ear-worn headsets and microphones. With IntriCon’s established wireless and digital signal processing expertise, and the new markets and opportunities this transaction brings, we feel that we can leverage Tibbetts’ expertise, technologies and products across our three core markets to further grow IntriCon.”

Concluded Gorder, “We’re beginning 2007 with momentum in both sales and new-product introductions. By focusing on our core markets, which continue to perform well, we expect to achieve ongoing success as we move forward.”

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature medical and electronic products. The company is focused on four key markets: medical, hearing health, professional audio and communications, and electronics. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the American Stock Exchange. For more information about IntriCon, visit www.intricon.com.

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IntriCon Corporation 2007 First-Quarter Results

April 25, 2007

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning the proposed acquisition and its benefits, future growth, future financial condition and performance, prospects, and the positioning of IntriCon to compete in chosen markets. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are beyond the IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, the risk that the planned acquisition may not close on the terms agreed upon or at all, risks related to the acquisition, including unanticipated liabilities and expenses, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts
At IntriCon: Scott Longval, CFO 651-604-9526 slongval@intricon.com	At Padilla Speer Beardsley: Matt Sullivan/Marian Briggs 612-455-1700 msullivan@psbpr.com / mbriggs@psbpr.com

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IntriCon Corporation 2007 First-Quarter Results

April 25, 2007

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	March 31, 2007	March 31, 2006
Sales, net	$14,579,267	$11,836,133

Costs of sales	11,368,010	9,069,723

Gross profit	3,211,257	2,766,410

Operating expenses:
Selling expense	842,766	902,421
General and administrative expense (a)	1,420,264	1,305,409
Research and development expense	732,681	568,983
Total operating expenses	2,995,711	2,776,813

Operating income (loss)	215,546	(10,403)

Interest expense	(153,277)	(156,527)
Interest income	38,736	21,893
Equity in loss of partnership	(20,000)	—
Other expense, net	(25,737)	(34,285)

Income (loss) before income taxes	55,268	(179,322)
Income tax expense (benefit)	27,760	(37,913)

Net income (loss)	$27,508	$(141,409)

Earnings per share:
Basic and diluted	$.01	$(.03)

Average shares outstanding:
Basic	5,196,903	5,151,942
Diluted	5,358,986	5,151,942

(a)	General and administrative expense includes $73,073 and $44,261 of non-cash stock option expense related to the adoption of FAS 123(R) for the three months ended March 31, 2007 and 2006, respectively.

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IntriCon Corporation 2007 First-Quarter Results

April 25, 2007

IntriCon Corporation

Consolidated Condensed Balance Sheets

(Unaudited)

Assets
	March 31, 2007	December 31, 2006
	(unaudited)
Current assets

Cash	$743,794	$599,459

Restricted cash	60,158	60,158

Accounts receivable, less allowance for doubtful accounts of $216,000 at 2007 and $246,000 at 2006	7,759,799	8,456,450

Inventories	9,677,273	9,030,615

Refundable income taxes	74,338	103,587

Note receivable from sale of discontinued operations, less allowance of $375,000 at 2007 and 2006	300,000	300,000

Other current assets	226,511	235,418

Total current assets	18,841,873	18,785,687

Property, plant and equipment
Machinery and equipment	29,532,592	28,767,904
Less: accumulated depreciation	22,440,337	21,994,344

Net property, plant and equipment	7,092,255	6,773,560

Long-term note receivable from sale of discontinued operations	—	75,000

Goodwill	5,927,181	5,927,181

Investment in partnership	1,780,000	1,800,000

Other assets, net	959,917	920,051

	$34,601,226	$34,281,479

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IntriCon Corporation 2007 First-Quarter Results

April 25, 2007

IntriCon Corporation

Consolidated Condensed Balance Sheets

(Unaudited)

Liabilities and Shareholders’ Equity	March 31, 2007	December 31, 2006
	(unaudited)
Current liabilities

Checks written in excess of cash	$1,349,563	$661,756

Current maturities of long-term debt	1,137,271	952,730

Accounts payable	3,658,739	5,161,450

Income taxes payable	179,022	173,810

Deferred gain on building sale	110,084	110,084

Short term partnership payable	260,000	260,000

Other accrued liabilities	2,844,178	3,021,201

Total current liabilities	9,538,857	10,341,031

Long term debt, less current maturities	4,903,963	3,830,461

Other post-retirement benefit obligations	1,036,331	1,063,744

Long term partnership payable	1,280,000	1,280,000

Note payable, net of current portion (Amecon)	515,720	515,720

Deferred income taxes	79,273	79,273

Accrued pension liability	616,829	628,569

Deferred gain on building sale	908,194	935,715

Total non-current liabilities	9,340,310	8,333,482

Total liabilities	18,879,167	18,674,513

Commitments and contingencies
Shareholders’ equity
Common shares, $1 par; 10,000,000 shares authorized; 5,710,235 and 5,706,235 shares issued; 5,194,481 and 5,190,481 outstanding	5,710,235	5,706,235

Additional paid-in capital	12,417,561	12,339,988

Accumulated deficit	(961,997)	(989,505)

Accumulated other comprehensive loss	(178,662)	(184,674)

Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	15,722,059	15,606,966

	$34,601,226	$34,281,479

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